Exhibit 99.1

N  e  w  s    R  e  l  e  a  s  e

Contacts:

At InSight:

Bret W. Jorgensen

 President & CEO

Mitch C. Hill

Executive Vice President & CFO

949-282-6000

At Pairelations, LLC

Susan J. Lewis

303-804-0494

 slewis@pairelations.com

INSIGHT HEALTH SERVICES HOLDINGS CORP.

AND INSIGHT HEALTH SERVICES CORP.

FILE PREPACKAGED REORGANIZATION PLAN

•                  Patients, Employees, Customers and Trade Creditors to be Unaffected

•                  Operating Subsidiaries Not Included in Filing

•                  Equity and Debt Holders Support Reorganization Plan

•                  Lender Confirms Commitment for Continued Financing

LAKE FOREST, Calif.  …  May 30, 2007  …  InSight Health Services Holdings Corp. (“InSight”) announced today that it and its wholly owned subsidiary InSight Health Services Corp. (“IHSC”) filed voluntary petitions for chapter 11 protection with the U.S. Bankruptcy Court for the District of Delaware on May 29, 2007.  The previously announced prepackaged plan of reorganization received the support of holders of more than two-thirds of IHSC’s outstanding 9 7/8% senior subordinated notes due 2011 (“Notes”), and 100% of InSight’s common stockholders.  The operating subsidiaries of IHSC, such as InSight Health Corp., are not included in the bankruptcy filing and will continue to maintain normal business operations for their patients, employees, customers and trade creditors nationwide.  InSight’s prepackaged reorganization plan should allow it to complete as quickly as possible the exchange of approximately $194.5 million of Notes for 90% of InSight’s common stock.

During the bankruptcy proceedings, InSight does not expect any interruption of its operations and will continue to focus its efforts on providing quality services to patients.  InSight has approximately $13 million in cash available as of the date of filing, and has secured a commitment from its lender to continue the revolving credit facility of up to $30 million with IHSC’s operating subsidiaries.  IHSC’s existing $300 million in senior secured floating rate notes due 2011 (“Senior Notes”) will remain outstanding following the restructuring.  Holders of a majority of the Senior Notes have agreed to support the restructuring.

Bret W. Jorgensen, InSight’s President and Chief Executive Officer stated, “We are optimistic about the future of our business because the exchange of $194.5 million of debt for equity will dramatically strengthen our balance sheet. The restructuring is being accomplished through a prepackaged plan because of its efficiency, and we expect a quick confirmation of the plan, which preserves trade creditor claims and protects our customers and employees.  Importantly, the process will not interrupt our normal business operations, our employees or the patients, physicians and hospitals we serve. This is a positive step to ensure our long-term financial health.  We appreciate the flexibility and cooperation shown by the holders of the Notes and the Senior Notes and our other lenders.  Their support is a vote of confidence in our business, superior quality services, dedicated employees and future prospects in a challenging industry.”

Safe Harbor

The foregoing contains forward-looking statements regarding InSight. They reflect InSight’s current views with respect to current events and financial performance, are subject to many risks, uncertainties and factors relating to InSight’s operations and business environment which may cause the actual results of InSight to be materially different from any future results, express or implied by such forward-looking statements. InSight intends that such forward-looking statements be subject to the Safe Harbor created by Section 27(a) of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. The words and phrases “expect,” “estimate,” and “anticipate” and similar expressions identify forward-looking statements.  Certain factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) InSight’s ability to successfully complete the reorganization in a timely manner; (ii) uncertainty of InSight’s liquidity and ability to continue as a going concern; (iii) overcapacity and competition in InSight’s markets; (iv) reductions, limitations and delays in reimbursement by third-party payors; (v) contract renewals and financial stability of customers; (vi) conditions within the healthcare environment; (vii) the potential for rapid and significant changes in technology and their effect on InSight’s operations; (viii) operating, legal, governmental and regulatory risks; (ix) economic, political and competitive forces affecting InSight’s business; and (x) InSight’s ability to successfully integrate acquisitions.

Other risk factors are listed from time to time in InSight’s SEC registration statements and reports, including, but not limited to, the registration statement filed with the SEC.  If any of these risks or uncertainties materializes, or if any of InSight’s underlying assumptions is incorrect, InSight’s actual results may differ from the results that InSight expresses or implies by any of its forward-looking statements. InSight disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

About InSight

InSight, headquartered in Lake Forest, California, is a nationwide provider of diagnostic imaging services. It serves managed care entities, hospitals and other contractual customers in more than 30 states, including the following targeted regional markets: California, Arizona, New England, the Carolinas, Florida and the Mid-Atlantic states. As of March 31, 2007, InSight’s network consisted of 104 fixed-site centers and 109 mobile facilities.

For more information, please visit www.insighthealth.com.

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